EMPLOYMENT AND SERVICES AGREEMENT


THIS AGREEMENT dated for reference May 20, 1999

BETWEEN:

                  BIDHIT.COM, INC.,
                  A Washington state corporation having an office at Suite 204, 18702 North Creek Parkway, Bothel, Washington 98011

                  (herein called "BidHit")
                                                               OF THE FIRST PART

AND:

                  JEFF MENDENHALL,
                  of 12221 - 100th Avenue, N.E., Kirkland, WA  98034   USA

                  ("Mendenhall")
                                                              OF THE SECOND PART

WHEREAS:

A. BidHit wishes to retain the services of Mendenhall as Vice-President for BidHit to assist in the development and operation of BidHit's principal trading activity "Interactive Auction Online" upon the terms and conditions contained in this Agreement; and

B. Mendenhall has agreed to enter into this Agreement for the purpose of providing certain covenants.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the parties hereto do mutually covenant and agree as follows:

1. Engagement. BidHit hereby engages Mendenhall to provide the Services (as hereinafter defined) and Mendenhall accepts such engagement.

2. Services. Mendenhall covenants to provide his services to BidHit during the Term and any renewal thereof and covenants and agrees as follows:

         (a) to provide his management expertise and experience in the capacity of Vice-President and in the capacity of Director of BidHit's parent, BidHit.com Inc. (Nevada);

         (b)      to establish operational  strategies for the implementation of
                  BidHit's  business  plan,   principally,   the  operation  and
                  expansion of BidHit's "Interactive Auction Online" business;

         (c) subject to the direction of BidHit, to perform all such acts as are necessary to properly and efficiently carry out the foregoing and any other functions or duties requested by BidHit,

                  (collectively, the "Services").

3. Provision of Services. Mendenhall covenants and agrees to provide his services on a full-time basis, 49 weeks per year upon the terms and conditions contained in this Agreement.

4. Term. The term of this Agreement (the "Term") shall commence on June 1, 1999 and shall end on June 1, 2001. Upon the expiration of the Term, this Agreement may be renewed for a further one (1) year term at the sole option of BidHit. In the event that BidHit wishes to renew this Agreement upon the expiration of the Term, BidHit shall give notice of its intention to renew this Agreement to Mendenhall not less than two (2) months prior to the expiration of the Term. If notice of renewal is given by BidHit to Mendenhall as provided herein, this Agreement will be extended for a further term of one (1) year upon such terms and conditions as may be negotiated by the Parties.

5. Remuneration. BidHit shall pay Mendenhall a remuneration package as follows:

         (1) a signing bonus of $5,000 to be paid on the first day of Mendenhall's employment at BidHit;

         (2) a salary of $4,000 per month until the earlier of the 12th month of the Term or closing of a secondary financing by BidHit. Upon the occurrence of either a secondary financing by BidHit or the end of the 12th month of the Term, Mendenhall's salary shall be renegotiated by the Parties;

         (3) stock options to acquire up to 277,875 common shares of BidHit at a price of $4.00 per share with 25% of the total options vesting with Mendenhall at the end of the third, sixth, ninth and twelfth months of the first year of the Term;

         (4) 400,000 common shares of BidHit vesting with Mendenhall at the rate of 100,000 shares at the end of the third, sixth, ninth and twelfth months of the Term;

         (5) enrollment in a medical benefits plan to be determined at the discretion of BidHit's President.

6. Expenses. BidHit shall reimburse Mendenhall for all travelling and other expenses actually and properly incurred by him in connection with his duties hereunder, provided that such expenses are supported by proper statements or vouchers supplied to BidHit within 45 days of the date the expense was incurred.

7. Direction. Mendenhall shall report to and be subject to the direction of the President of BidHit or to such person or persons as the Board of Directors of BidHit may designate from time to time.

8. Termination. Notwithstanding any provision contained herein to the contrary, BidHit may terminate this Agreement without notice in the event that Mendenhall is in breach of any of the terms or conditions contained herein. In addition, BidHit may terminate this Agreement without notice for cause at any time without liability for damages or otherwise or without cause upon payment of two month's remuneration. Upon termination of this Agreement in the event that Mendenhall is in breach of any of the terms or conditions herein contained or for cause, Mendenhall will cease to be entitled to receive any further compensation pursuant to this Agreement including, without limitation, the remuneration provided for in paragraph 5. Nothing contained herein shall prejudice BidHit's other rights and remedies upon termination of this Agreement, at law, in equity or otherwise.

9. Confidential Information and Restrictive Covenant. Mendenhall acknowledges that in the course of his duties hereunder, he shall acquire access to data and information relating to the operation of the business of BidHit and, in particular, the operation of BidHit's "Interactive Auction Online" business. Mendenhall further acknowledges that if he was to compete against BidHit or be employed or in any way involved with a person or company that was in competition with BidHit during or following the termination of this Agreement, BidHit would suffer irreparable damage. Accordingly, Mendenhall hereby covenants and agrees that he will not, during the Term of this Agreement or any renewal thereof or for a period of two (2) years following the termination of this Agreement, either alone or in partnership or in conjunction with any other person or persons, firm, association, syndicate, company, as principal, agent, shareholder, officer, director or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in, or advise, any person or persons, firm, association, syndicate or company engaged in any aspect of the business of BidHit or the Services provided hereunder.

10. No Disclosure. Except as required in the performance of the Services and duties of Mendenhall to BidHit, Mendenhall shall not at any time during the Term of this Agreement or any renewal thereof, or at any time thereafter, directly, indirectly, or otherwise, use, communicate, disclose, disseminate, discuss, lecture upon or publish articles concerning confidential, proprietary and trade secret information of BidHit without the prior written consent of BidHit.

11. Meaning of "Confidential". "Confidential, proprietary and trade secret information" as used herein means any information and practices not generally known or recognized or in the public domain in the industry in which BidHit is engaged, which information or practices are disclosed to, developed, known or contributed by Mendenhall as a consequence of, or during the Term of this Agreement or any renewal thereof, and concerning any acquisition, assessments, analysis or engineering, technology, research, test procedures and results, equipment, computer hardware and software programs, services used, marketing, selling and servicing, or business methods used, manufactured, developed or acquired by or for BidHit including, without limitation, the Services provided hereunder.

12. Confidentiality of Documents. All documents, computer programs or software, records, notebooks, work papers, notes, memoranda and similar repositories of or containers of confidential, proprietary or trade secret information, made or compiled by Mendenhall at any time, or made available to Mendenhall during the Term of this Agreement and any renewal thereof, including any and all copies thereof, shall be the property of BidHit and belong solely to BidHit and shall be held by Mendenhall in trust and solely for the benefit of BidHit and shall be delivered to BidHit by Mendenhall upon the termination of this Agreement or at any other time upon request by BidHit.

13. Notification of Actions. Mendenhall shall promptly notify BidHit of any suit, proceeding or other action commenced or taken against BidHit or of any facts or circumstances of which Mendenhall is aware which may reasonably form the basis of any suit, proceeding or action against BidHit.

14. Currency. All monetary amounts expressed herein and all payments made hereunder shall be in U.S. dollars.

15. Notices. Any notice or other communication required or permitted to be given hereunder shall (with the exception of dismissal effected pursuant to paragraph 8 hereof) be in writing and shall be deemed to have been duly given if delivered by hand or if sent by registered mail with postage prepaid addressed as follows or if telecopied to the telecopier numbers as follows:

         If to BidHit:
                                    BidHit.com, Inc.
                                    Suite 204
                                    18702 North Creek Parkway
                                    Bothel, Washington     98011
                                    Attention:  Mr. Tim Black
                                    Facsimile:  (425)424-3661


         If to Mendenhall:
                                    Jeff Mendenhall
                                    12221 - 100th Avenue, N.E.
                                    Kirkland, WA   98034   USA


or to such other address as any party may specify in writing to the others and shall be deemed to have been received if delivered by hand, on the date of delivery, or if mailed as aforesaid, on the fourth business day following the date of mailing thereof or if telecopied, on the business day next following the date of telecopying; provided that if there shall be an interruption of postal services which affects the delivery of mail, notice shall be delivered by hand or telecopier only.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

17. No Assignment. This Agreement is personal to Mendenhall and may not be assigned by it.


18. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

19. Time of Essence. Time is of the essence of this Agreement and each of its terms.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, and discussions between the parties. This Agreement may only be amended or varied by written agreement executed by all of the parties hereto.

21. Severability. Any determination by a court of competent jurisdiction that any provision or part thereof contained in this Agreement is invalid or unenforceable shall not affect the validity or enforceability of the remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or parts or portion which may for any reason be hereafter declared invalid or unenforceable.

22. Further Assurances. Each of the parties shall execute such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

23. Survival. The parties agree that the provisions of paragraphs 9, 10, 11 and 12 shall continue in full force and effect for the benefit of BidHit notwithstanding the termination of this Agreement for any reason whatsoever.

24. Injunctive Remedies. In the event of a breach or a threatened breach of, or a default or a threatened default under, any of the terms of this Agreement by Mendenhall, Mendenhall acknowledges and agrees with BidHit that such breach, threatened breach, default or threatened default, as the case may be, may cause irreparable harm to BidHit and BidHit shall be entitled to an injunction restraining such breach, threatened breach, default or threatened default, as the case may be, without showing or proving any actual damage. The right to an injunction shall be cumulative and in addition to whatever other remedies BidHit may have available at law or in equity.

25. No Waiver. No waiver by any party hereto of any default in performance on the part of the other party and no waiver by any party of any breach or of a series of breaches of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent or continuing breach of such terms, covenants or conditions. The failure of any party hereto to assert any claim in a timely fashion with respect to any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party's right to assert such claim at any time thereafter.

26. Counterparts. This Agreement may be executed in one or more counterparts and/or by facsimile, each of which when executed by any party hereto will be deemed to be an original and such counterparts will together constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day first above written.


BIDHIT.COM, INC.

Per:     /s/ Tim Black
     ---------------------------------------

/s/ Jeff Mendenhall
    ----------------------------------------

                        EMPLOYMENT AND SERVICES AGREEMENT


THIS AGREEMENT dated for reference May 20, 1999

BETWEEN:

                  BIDHIT.COM, INC.,
                  A Washington state corporation having an office at Suite 204, 18702 North Creek Parkway, Bothel, Washington 98011

                  (herein called "BidHit")
                                                               OF THE FIRST PART

AND:

                  TIM BLACK,
                  of 512 - 225th Place, S.E., Bothel, Washington,  98021  USA

                  ("Black")
                                                              OF THE SECOND PART

WHEREAS:

A. BidHit wishes to retain the services of Black as President for BidHit to assist in the development and operation of BidHit's principal trading activity "Interactive Auction Online" upon the terms and conditions contained in this Agreement; and

B. Black has agreed to enter into this Agreement for the purpose of providing certain covenants.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the parties hereto do mutually covenant and agree as follows:

1. Engagement. BidHit hereby engages Black to provide the Services (as hereinafter defined) and Black accepts such engagement.

2. Services. Black covenants to provide his services to BidHit during the Term and any renewal thereof and covenants and agrees as follows:

         (a) to provide his management expertise and experience in the capacity of President and Chief Executive Officer and in the capacity of Chairman of BidHit's parent, BidHit.com, Inc. (Nevada);

         (b) to manage the development and establishment of operational strategies for the implementation of BidHit's business plan, principally, the operation and expansion of BidHit's "Interactive Auction Online" business;

         (c) subject to the direction of BidHit, to perform all such acts as are necessary to properly and efficiently carry out the foregoing and any other functions or duties requested by BidHit,

                  (collectively, the "Services").

3. Provision of Services. Black covenants and agrees to provide his services on a full-time basis, 49 weeks per year upon the terms and conditions contained in this Agreement.

4. Term. The term of this Agreement (the "Term") shall commence on June 1, 1999 and shall end on June 1, 2001. Upon the expiration of the Term, this Agreement may be renewed for a further one (1) year term at the sole option of BidHit. In the event that BidHit wishes to renew this Agreement upon the expiration of the Term, BidHit shall give notice of its intention to renew this Agreement to Black not less than two (2) months prior to the expiration of the Term. If notice of renewal is given by BidHit to Black as provided herein, this Agreement will be extended for a further term of one (1) year upon such terms and conditions as may be negotiated by the Parties.

5. Remuneration. BidHit shall pay Black a remuneration package as follows:

         (1) a salary of $4,000 per month until the earlier of the 12th month of the Term or closing of a secondary financing by BidHit. Upon the occurrence of either a secondary financing by BidHit or the end of the 12th month of the Term, Black's salary shall be renegotiated by the Parties; and

         (2) stock options to acquire up to 277,875 common shares of BidHit at a price of $4.00 per share with 25% of the total options vesting with Black at the end of the third, sixth, ninth and twelfth months of the first year of the Term.

6. Expenses. BidHit shall reimburse Black for all travelling and other expenses actually and properly incurred by him in connection with his duties hereunder, provided that such expenses are supported by proper statements or vouchers supplied to BidHit within 45 days of the date the expense was incurred.

7. Direction. Black shall report to and be subject to the direction of the Board of Directors of BidHit.

8. Termination. Notwithstanding any provision contained herein to the contrary, BidHit may terminate this Agreement without notice in the event that Black is in breach of any of the terms or conditions contained herein. In addition, BidHit may terminate this Agreement without notice for cause at any time without liability for damages or otherwise or without cause upon payment of two month's remuneration. Upon termination of this Agreement in the event that Black is in breach of any of the terms or conditions herein contained or for cause, Black will cease to be entitled to receive any further compensation pursuant to this Agreement including, without limitation, the remuneration provided for in paragraph 5. Nothing contained herein shall prejudice BidHit's other rights and remedies upon termination of this Agreement, at law, in equity or otherwise.

9. Confidential Information and Restrictive Covenant. Black acknowledges that in the course of his duties hereunder, he shall acquire access to data and information relating to the operation of the business of BidHit and, in particular, the operation of BidHit's "Interactive Auction Online" business. Black further acknowledges that if he was to compete against BidHit or be employed or in any way involved with a person or company that was in competition with BidHit during or following the termination of this Agreement, BidHit would suffer irreparable damage. Accordingly, Black hereby covenants and agrees that he will not, during the Term of this Agreement or any renewal thereof or for a period of two (2) years following the termination of this Agreement, either alone or in partnership or in conjunction with any other person or persons, firm, association, syndicate, company, as principal, agent, shareholder, officer, director or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in, or advise, any person or persons, firm, association, syndicate or company engaged in any aspect of the business of BidHit or the Services provided hereunder.

10. No Disclosure. Except as required in the performance of the Services and duties of Black to BidHit, Black shall not at any time during the Term of this Agreement or any renewal thereof, or at any time thereafter, directly, indirectly, or otherwise, use, communicate, disclose, disseminate, discuss, lecture upon or publish articles concerning confidential, proprietary and trade secret information of BidHit without the prior written consent of BidHit.

11. Meaning of "Confidential". "Confidential, proprietary and trade secret information" as used herein means any information and practices not generally known or recognized or in the public domain in the industry in which BidHit is engaged, which information or practices are disclosed to, developed, known or contributed by Black as a consequence of, or during the Term of this Agreement or any renewal thereof, and concerning any acquisition, assessments, analysis or engineering, technology, research, test procedures and results, equipment, computer hardware and software programs, services used, marketing, selling and servicing, or business methods used, manufactured, developed or acquired by or for BidHit including, without limitation, the Services provided hereunder.

12. Confidentiality of Documents. All documents, computer programs or software, records, notebooks, work papers, notes, memoranda and similar repositories of or containers of confidential, proprietary or trade secret information, made or compiled by Black at any time, or made available to Black during the Term of this Agreement and any renewal thereof, including any and all copies thereof, shall be the property of BidHit and belong solely to BidHit and shall be held by Black in trust and solely for the benefit of BidHit and shall be delivered to BidHit by Black upon the termination of this Agreement or at any other time upon request by BidHit.

13. Notification of Actions. Black shall promptly notify BidHit of any suit, proceeding or other action commenced or taken against BidHit or of any facts or circumstances of which Black is aware which may reasonably form the basis of any suit, proceeding or action against BidHit.

14. Currency. All monetary amounts expressed herein and all payments made hereunder shall be in U.S. dollars.

15. Notices. Any notice or other communication required or permitted to be given hereunder shall (with the exception of dismissal effected pursuant to paragraph 8 hereof) be in writing and shall be deemed to have been duly given if delivered by hand or if sent by registered mail with postage prepaid addressed as follows or if telecopied to the telecopier numbers as follows:

         If to BidHit:
                                    BidHit.com, Inc.
                                    Suite 204
                                    18702 North Creek Parkway
                                    Bothel, Washington     98011

                                    Attention:  Mr. Tim Black
                                    Facsimile:  (425)424-3661


         If to Black:
                                    Tim Black
                                    512 - 225th Place, S.E.
                                    Bothel, Washington    98021


or to such other address as any party may specify in writing to the others and shall be deemed to have been received if delivered by hand, on the date of delivery, or if mailed as aforesaid, on the fourth business day following the date of mailing thereof or if telecopied, on the business day next following the date of telecopying; provided that if there shall be an interruption of postal services which affects the delivery of mail, notice shall be delivered by hand or telecopier only.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

17. No Assignment. This Agreement is personal to Black and may not be assigned by it.

18. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

19. Time of Essence. Time is of the essence of this Agreement and each of its terms.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, and discussions between the parties. This Agreement may only be amended or varied by written agreement executed by all of the parties hereto.

21. Severability. Any determination by a court of competent jurisdiction that any provision or part thereof contained in this Agreement is invalid or unenforceable shall not affect the validity or enforceability of the remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or parts or portion which may for any reason be hereafter declared invalid or unenforceable.

22. Further Assurances. Each of the parties shall execute such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

23. Survival. The parties agree that the provisions of paragraphs 9, 10, 11 and 12 shall continue in full force and effect for the benefit of BidHit notwithstanding the termination of this Agreement for any reason whatsoever.

24. Injunctive Remedies. In the event of a breach or a threatened breach of, or a default or a threatened default under, any of the terms of this Agreement by Black, Black acknowledges and agrees with BidHit that such breach, threatened breach, default or threatened default, as the case may be, may cause irreparable harm to BidHit and BidHit shall be entitled to an injunction restraining such breach, threatened breach, default or threatened default, as the case may be, without showing or proving any actual damage. The right to an injunction shall be cumulative and in addition to whatever other remedies BidHit may have available at law or in equity.

25. No Waiver. No waiver by any party hereto of any default in performance on the part of the other party and no waiver by any party of any breach or of a series of breaches of any of the terms, covenants or conditions of this Agreement shall constitute a waiver of any subsequent or continuing breach of such terms, covenants or conditions. The failure of any party hereto to assert any claim in a timely fashion with respect to any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party's right to assert such claim at any time thereafter.

26. Counterparts. This Agreement may be executed in one or more counterparts and/or by facsimile, each of which when executed by any party hereto will be deemed to be an original and such counterparts will together constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day first above written.


BIDHIT.COM, INC.

Per:     /s/ Tim Black
     ---------------------------------------


/s/ Tim Black
    ----------------------------------------